UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): April 30, 2021

AMERICAN RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation)	000-55456 (Commission File Number)	46-3914127 (I.R.S. Employer Identification No.)

12115 Visionary Way, Suite 174, Fishers Indiana, 46038
 (Address of principal executive offices)

(606) 637-3740
(Registrant’s telephone number, including area code)

________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See: General Instruction A.2. below):

[ ]
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 5.07
Submission of Matters to a Vote of Security Holders

On April 30, 2021, American Resources Corporation (“American Resources” or the “Company”) held its Annual Meeting of Shareholders (the “Annual Meeting”). Summarized below are descriptions of the matters voted on at the Annual Meeting and the final results of such voting:

Proposal 1 – Election of Directors. The stockholders elected each of the five director nominees to serve as directors until the Company’s 2022 Annual Meeting of Stockholders and until a successor is duly elected and qualified. Each nominee was a current director of the Company who was re-elected. The voting for the directors at the Annual Meeting was as follows:

Name	Votes For	Votes Against	Abstentions
Mark C. Jensen	26,648,081	205,636	16,653
Thomas M. Sauve	26,632,408	216,680	21,282
Courtenay O. Taplin	26,589,692	258,853	21,825
Michael G. Layman	26,687,183	162,831	20,356
Gerardine G. Botte	26,679,694	170,584	20,092

Proposal 2 – Appointment of Independent Registered Public Accounting Firm. The stockholders approved the appointment of BF Borgers CPA PC as the Company’s independent registered public accounting firm for the year ending December 31, 2021. The result of the vote taken at the Annual Meeting was as follows:

Votes For	Votes Against	Abstentions
26,787,890	58,136	24,344

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Resources Corporation

Date: April 30, 2021	By:	/s/ Mark C. Jensen
Mark C. Jensen
Chief Executive Officer